UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 19, 2016

BERRY PLASTICS GROUP, INC.
(Exact name of registrant as specified in charter)

Delaware	1-35672	20-5234618
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Oakley Street
Evansville, Indiana 47710
 (Address of principal executive offices / Zip Code)

(812) 424-2904
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.05	Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On July 19, 2016, the Board of Directors of Berry Plastics Group, Inc. (the "Company") adopted a supplement (the "Supplement") to the Company's Code of Business Ethics (the "Code") that is applicable to all board members, employees reporting directly to the Company's Chief Executive Officer, and senior management (the "Covered Persons") and requires each Covered Person to acknowledge and agree that the Company expects all its board members, officers, and employees to act in accordance with the highest standards of personal and professional integrity, to comply with all applicable laws, rules and regulations, to deter wrongdoing, and abide by the Company's Code and other policies and procedures adopted by the Company that govern the conduct of its board members, officers, and employees.

The Supplement further requires that each Covered Person acknowledge and agree that due to his or her leadership position with the Company, he or she is expected to (i) set an example for all of the Company's employees, (ii) foster a culture of integrity, honesty, and ethical conduct, and (iii) certify that he or she will comply with the Supplement and the principles and responsibilities set forth therein.

A copy of the Supplement is filed herewith as Exhibit 14.1 and incorporated into this Item 5.05 by reference.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

Exhibit Number	Description
14.1	Certification and Supplemental Code of Ethics

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BERRY PLASTICS GROUP, INC.
(Registrant)

	By:	/s/ Jason K. Greene
Dated: July 22, 2016		Jason K. Greene
Executive Vice President and Chief Legal Officer

EXHIBIT INDEX

Exhibit Number	Description
14.1	Certification and Supplemental Code of Ethics